Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Brett Larsen	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509) 927-5500	(206) 729-3625

KEY TRONIC CORPORATION RESPONDS TO CEMTREX RELEASE
Spokane Valley, WA— October 26, 2017 — On October 23, 2017, Key Tronic Corporation (Nasdaq: KTCC), a provider of electronic manufacturing services, became aware of a press release issued by Cemtrex, Inc. (“Issuer”) on October 23, 2017 regarding an update to its purported exchange offer for the outstanding shares of common stock of Key Tronic. Key Tronic has not had any communication from Issuer detailing its purported offer, and Issuer has not commenced any formal exchange offer for Key Tronic common stock, which would require additional SEC filings by Issuer.
Issuer’s press release describes revisions to the purported exchange offer, which has been revised to be a potential exchange of one share of Key Tronic’s common stock for one of Issuer’s series 2 units to consist of (1) one $10 Issuer 4% debenture due 2024 (no additional details regarding this instrument have yet been provided) and (2) one-third share of Issuer common stock. Despite Issuer’s statements that this is an increase in value over its earlier purported offer, Key Tronic continues to have extremely serious concerns about the accuracy of Issuer’s statements provided in Issuer’s public disclosures regarding the purported offer and its motives, as well as the legitimacy of the purported offer.
Key Tronic intends to focus on continuing to execute on our strategic plan. We believe that pursuing our growth opportunities and continuing to leverage our competitive strengths will be in the best long-term interests of our shareholders.
About Key Tronic
Key Tronic is a leading contract manufacturer offering value-added design and manufacturing services from its facilities in the United States, Mexico and China. Key Tronic provides its customers full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world’s leading original equipment manufacturers. For more information about Key Tronic visit: www.keytronic.com.
Forward-Looking Statements
Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to Cemtrex’s stated intention to make an exchange offer for Key Tronic’s common stock and actions related thereto, and Key Tronic’s growth opportunities, competitive strengths and execution of the strategic plan. Forward-looking statements include all passages containing verbs such as aims, anticipates, believes, estimates, expects, hopes, intends, plans, predicts, projects or targets or nouns corresponding to such and similar verbs. Forward-looking statements also include other passages that are primarily relevant to expected future actions or events or that can only be fully evaluated by actions or events that will occur in the future. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including the other risks and uncertainties detailed from time to time in Key Tronic’s SEC filings, including its most recent annual report and subsequent quarterly reports.

Important Information
The purported exchange offer for the outstanding common stock of Key Tronic referred to in this document has not commenced. This communication is not an offer to exchange or a solicitation of an offer to sell shares of Key Tronic’s common stock. Any solicitation and offer to exchange shares of Key Tronic’s common stock will only be made pursuant to an offer to exchange and related materials that Issuer may (but ultimately may not) file with the Securities and Exchange Commission (the “SEC”). At the time any exchange offer is commenced, Issuer will file a tender offer statement on Schedule TO with the SEC. Key Tronic will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the exchange offer if it is commenced.
KEY TRONIC SHAREHOLDERS ARE ADVISED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND THE ISSUER’S OFFER TO EXCHANGE DOCUMENTS, IF AND WHEN FILED WITH THE SEC AND AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, IF AND WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO AN ACTUAL EXCHANGE OFFER BECAUSE SUCH DOCUMENTS WOULD CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES THERETO.
Investors may obtain free copies of these documents, as each may be amended or supplemented from time to time, and other documents, if filed by the parties (when available), at the SEC’s web site at www.sec.gov. Copies of the solicitation/recommendation statement on Schedule 14D-9 and any amendments and supplements to the solicitation/recommendation statement will also be available for free at Key Tronic’s Investor Relations website at www.ketyronic.com/home/investor-relations/.

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